UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 20, 2010

World Energy Solutions, Inc.
 (Exact name of registrant as specified in its charter)

Delaware	001-34289	04-3474959
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

446 Main Street Worcester, Massachusetts	01608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 459-8100

n/a
(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On May 21, 2010, and effective as of such date, World Energy Solutions, Inc. (the “Company”) filed a Certificate of Amendment to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to increase the number of authorized shares of Common Stock from 15,000,000 to 30,000,000.  A copy of the Certificate of Amendment is attached as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated by reference herein in its entirety.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting of Stockholders of the Company held May 20, 2010 was called (a) To elect two Class I directors to our Board of Directors, to hold office until our 2013 Annual Meeting of Stockholders and until such director’s successor is duly elected and qualified; and (b) To consider and approve an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000.

The following table lists the Class I directors elected at the annual meeting and the number of votes cast for, the number of votes withheld, and the number of non votes.  No other persons were nominated and no other persons received any votes.

Directors Elected At	Shares Voted
Annual Meeting	For	Withheld	Non Votes
Thad Wolfe	5,148,396	470,674	1,273,228
Patrick Bischoff	4,276,063	1,343,007	1,273,228

The term of office of each of the following directors continued through and after the meeting:  Richard Domaleski, Edward Libbey and John Wellard.

The following table sets forth the number of votes cast for and against, and the number of abstentions and non votes, with respect to approval of an amendment to the Company’s Certificate of Incorporation to increase the number of authorized shares of common stock from 15,000,000 to 30,000,000.

	Number of Votes
	For	Against	Abstain	Non-Vote
Amendment to Certificate of Incorporation to Increase Authorized Shares of Common Stock from 15,000,000 to 30,000,000	6,649,384	240,584	2,330	0

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

See Exhibit Index attached hereto.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

Date:       May 24, 2010

By: /s/ James Parslow
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Certificate of Amendment of Amended and Restated Certificate of Incorporation